Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Toast, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.000001 par value per share	Other	29,425,654(2)	$29.210 (3)	$859,523,353.34	$0.0001381	$118,700.18
Equity	Class A Common Stock, $0.000001 par value per share	Other	5,885,130 (4)	$24.829 (5)	$146,121,892.77	$0.0001381	$20,179.43
Total Offering Amounts					$1,005,645,246.11		$138,879.61
Total Fees Previously Paid							—
Total Fee Offsets							$0.00
Net Fee Due							$138,879.61

(1)    Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the Registrant’s Class A Common Stock, par value $0.000001 per share (the “Class A Common Stock”) that become issuable under the Registrant’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock.
(2)    Represents an automatic increase to the number of shares of Class A Common Stock available for issuance under the 2021 Plan, in accordance with the automatic annual increase provision of the 2021 Plan, effective as of January 1, 2026. Shares available for issuance under the 2021 Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2021 (File No. 333-259720), a Registration Statement on Form S-8 filed with the Commission on May 13, 2022 (File No. 333-264940), a Registration Statement on Form S-8 filed with the Commission on May 10, 2023 (File No. 333-271789), a Registration Statement on Form S-8 filed with the Commission on May 8, 2024 (File No. 333-279195), and a Registration Statement on Form S-8 filed with the Commission on May 9, 2025 (File No. 333-287111).
(3)    Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $29.21 per share, which is the average of the high and low prices of the Class A Common Stock on May 1, 2026, as reported on the New York Stock Exchange.
(4)    Represents an automatic increase to the number of shares of Class A Common Stock available for issuance under the 2021 ESPP, in accordance with the automatic annual increase provision of the 2021 ESPP, effective as of January 1, 2026. Shares available for issuance under the 2021 ESPP were previously registered on a Registration Statement on Form S-8 filed with the Commission on September 22, 2021 (File No. 333-259720), a Registration Statement on Form S-8 filed with the Commission on May 13, 2022 (File No. 333-264940), a Registration Statement on Form S-8 filed with the Commission on May 10, 2023 (File No. 333-271789), a Registration Statement on Form S-8 filed with the Commission on May 8, 2024 (File No. 333-279195), and a Registration Statement on Form S-8 filed with the Commission on May 9, 2025 (File No. 333-287111).
(5)    Estimated in accordance with Rules 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of eighty-five percent (85%) of $29.21 per share, which is the average of the high and low prices of the Class A Common Stock on May 1, 2026, as reported on the New York Stock Exchange. Pursuant to the 2021 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be at least eighty-five percent (85%) of the lower of the fair market value of a share of Class A Common Stock on the first trading day of the applicable offering period or on the exercise date.